Exhibit 99.2

KINDER MORGAN ANNOUNCES CONFERENCE CALL TO

DISCUSS STRATEGIC VENTURE

HOUSTON, July 10, 2016 — Kinder Morgan, Inc. (NYSE: KMI) and Southern Company (NYSE: SO) today issued a press release announcing a strategic natural gas pipeline venture through Southern Company’s acquisition of a 50 percent equity interest in the Southern Natural Gas pipeline system.

Kinder Morgan’s management team will hold a conference call to discuss the strategic venture.  Please join Kinder Morgan on Monday, July 11, 2016, at 7:30 a.m. CT, 8:30 a.m. ET, at http://ir.kindermorgan.com/presentations-webcasts for a LIVE webcast conference call.  A replay of the webcast will be available at the same website following the conference call.

Kinder Morgan, Inc. (NYSE: KMI) is the largest energy infrastructure company in North America.  It owns an interest in or operates approximately 84,000 miles of pipelines and approximately 180 terminals.  The company’s pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals, and handle bulk materials like coal and petroleum coke.  For more information please visit www.kindermorgan.com.

Investor Relations

(713) 369-9490

km_ir@kindermorgan.com

www.kindermorgan.com

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